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                                                                   EXHIBIT 23(b)




            CONSENT OF MOORE STEPHENS FROST, INDEPENDENT ACCOUNTANTS




         We consent to the incorporation of our report, dated January 16, 1998 included in the First United Bancshares, Inc.'s (the "Company") Form 10-K for the year ended December 31, 1999.

         We also consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 033-56387 and 333- 82075), pertaining to certain employee benefit plans of the Company of the report included in this Form 10-K.




                                              /s/ Moore Stephens Frost

                                              Moore Stephens Frost



Little Rock, Arkansas
March 29, 2000